Exhibit 10.4

FORBEARANCE AGREEMENT AND WAIVER

THIS FORBEARANCE AGREEMENT AND WAIVER (this “Forbearance Agreement”) dated as of September 7, 2011 is by and among Amoros Maritime Corp., Lancaster Maritime Corp. and Chatham Maritime Corp., each a Marshall Islands corporation having a mailing address of P.O. Box HM 2522, Hamilton HMGX, Bermuda and a registered address of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Borrowers”; each, a “Borrower”), TBS International Limited, a Bermuda corporation whose tax domicile is in Ireland (“TBSIL Guarantor”), Sherwood Shipping Corp. (“Sherwood”), TBS Holdings Limited, a Bermuda company (“Bermuda Holdco”), TBS International public limited company, an Irish public limited company (“Parent Guarantor”) and AIG Commercial Equipment Finance, Inc., a Delaware corporation (together with its successors and assigns, “Lender”). Unless specifically defined in this Forbearance Agreement, capitalized terms not used in this herein shall have the meanings assigned in the Loan Agreement, as amended by the Loan Agreement Amendments (defined below).

WHEREAS, Borrowers, TBSIL Guarantor and Lender are parties to that certain Loan Agreement dated February 29, 2008, as amended by (i) that certain First Amendment to Loan Agreement dated as of March 27, 2009; (ii) that certain Second Amendment to Loan Agreement dated as of December 30, 2009, (iii) that certain Third Amendment to Loan Agreement dated as of April 22, 2010, (iv) that certain Fourth Amendment to Loan Agreement dated as of January 27, 2011, that certain Fifth Amendment and Waiver to Loan Agreement dated as of March 11, 2011 and that certain Sixth Amendment to Loan Agreement dated as of April 15, 2011 (collectively the “Loan Agreement Amendments”; the Loan Agreement together with the Loan Agreement Amendments shall be referred to herein collectively as the “Loan Agreement;”

WHEREAS, the Borrowers have advised Lender that the Borrowers anticipate the following Event of Default under the Loan Agreement from and after the date hereof and prior to December 15, 2011:  (i) failure to pay to the Lender on October 1, 2011, the principal amounts due under the Loan Agreement as set forth in Section 2.03 of the Loan Agreement (as later amended by the Fourth Amendment to the Loan Agreement), which payment failure would be an Event of Default under Section 7.01(a) of the Loan Agreement (the “Payment Event of Default”),

WHEREAS, the Borrowers have advised Lender that the Borrowers anticipate one or more of the following Events of Default under the Loan Agreement from and after the date hereon and prior to December 15, 2011: (i) the potential failure to deliver a thirteen week forecast projection that Holding’s Qualified Cash will exceed the minimum amount under Section 6.10 (b) of the Loan Agreement in each case for any weekly or four week reporting period occurring prior to December 15, 2011 which failure should such occur would be an Event of Default under Section 7.01(b) of the Loan Agreement (the “Cash Flow Forecasts Event of Default”), provided, that the Borrowers shall continue to be required to deliver Cash Flow Forecasts as required in Section 6.10(b) of the Loan Agreement, and the failure to deliver such reports shall not be a Specified Default; (ii) the potential failure to satisfy the Minimum

Consolidated Interest Charges Coverage Ratio of Section 6.10 (e) (the “Interest Charges Ratio Default”) and/or the Maximum Consolidated Leverage Ratio of Section 6.10 (c) (the “Leverage Ratio Default”), and/or the minimum liquidity requirements of Section 6.10 (b),  in each case, with respect to four fiscal quarter period ending as of September 30, 2011, which failures should such occur would each be an Event of Default under Section 7.01(b) of the Loan Agreement (collectively, the “Financial Covenant Compliance Events of Default”), and (iii) one or more cross-defaults arising as a result of the occurrence of certain defaults and events of default under other financing agreements including that certain Second Amended and Restated Credit Agreement dated as of January 27, 2011 by and among one or more of the Loan Parties, each lender party thereto and Bank of America, N.A. as Administrative Agent, which such defaults and events of default should such occur would be an Event of Default under Section 7.01 of the Loan Agreement (the “Cross-Defaults”; the Cross Defaults and the Financial Covenant Compliance Events of Default together, the “Specified Defaults”),

WHEREAS, the Borrowers have requested that the Lender and the Lender is willing to (i) forbear, as herein provided, from exercising their rights and remedies under the Loan Agreement and applicable laws as a result of the Payment Event of Default and (ii) waive, as herein provided, the Specified Defaults to the extent such Specified Defaults occur.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrowers and Lender hereby agree as follows:

1.                                       Forbearance Arrangements.  Subject to all of the other terms and conditions set forth herein, and (a) solely with respect to the Payment Event of Default, the Lender agrees to forbear from exercising its rights and remedies under the Loan Agreement and applicable laws (arising as a result of the Payment Event of Default (it being understood that nothing herein shall constitute a waiver of any Payment Event of Default) and (b) solely with respect to the Specified Defaults, the Lender agrees to waive the Specified Defaults, in each case, solely during the period from the date hereof until the Forbearance Termination Date.  The foregoing waiver shall apply only to each Specified Default, and not to any other Event of Default, whether now existing or hereafter arising, and Lender reserves all of its rights and remedies with respect to any other Default, whether now existing or hereafter arising.

2.                                       Forbearance Period.  For purposes hereof, the “Forbearance Termination Date” is the earliest to occur of (i) December 15, 2011, (ii) the failure after the date hereof of any of the Borrowers to comply with any of the terms or undertakings of this Forbearance Agreement, including, without limitation, the covenants set forth in Section 3 hereof, (iii) the failure after the date hereof of any of the Borrowers to comply with any of the terms or undertakings of any amendment, waiver, forbearance or similar agreement with its other lenders or the expiration, for any reason, of any deferral, forbearance or similar period granted by any such other lender, and (iv) the occurrence after the date hereof of any Default or Event of Default (other than the Payment Event of Default and the Specified Defaults).  Upon the Forbearance Termination Date, the agreement of the Lender to forbear from exercising its rights and remedies in respect of the Payment Event of Default and to waive the Finance Covenant Compliance Events of Default, each as set forth herein, shall automatically, without the requirement of any notice to any

Borrower, terminate (and the Specified Defaults shall automatically be reinstated, without the requirement of any notice to any Borrower or otherwise, for all purposes und the Loan Documents for all periods, including periods after the Forbearance Termination Date)  and the Lender shall be free in its sole and absolute discretion to proceed to enforce any or all of their rights and remedies set forth in this Forbearance Agreement, the Loan Agreement and applicable law, including, without limitation, the right to demand the immediate repayment of the Loan and the right to immediate repayment and satisfaction of all other Obligations under the Loan Agreement in full.

3.                                       Default Interest.  Commencing on September 30, 2011, the Borrowers shall accrue interest on the principal amount of all outstanding Obligations at 2.0% per annum above the interest rate otherwise applicable, provided, that the 2.0% per annum portion of the interest rate that is above the rate otherwise applicable shall be payable on first day of the fiscal quarter (January 1, 2012) immediately following the Forbearance Termination Date.  Except as set forth above, interest on each Loan shall continue to be due and payable in arrears on the first day of each fiscal quarter and at such other times as specified in the Loan Agreement and Note(s) and the Borrowers agree to pay all interest then due and payable on each such payment due date and as otherwise provided in the Loan Agreement.

4.               Affirmation and Acknowledgment of the Loan Parties.

(a)                                  Ratification of Obligations and Security.  Each Loan Party hereby ratifies and confirms all of its Obligations to the Lender under the Loan Agreement.  Each Borrower hereby confirms that the Obligations are secured pursuant to all instruments and documents executed and delivered by the Borrowers and as security for the Obligations.

(b)                                 Compliance with Loan Documents.  Each Loan Party will, and will cause each of its Subsidiaries to, comply and continue to comply with all of the terms, covenants and provisions contained in the Loan Documents to which each is a party and any other instruments evidencing or creating any of the Obligations.  Without limiting the foregoing, the Borrowers and the other Loan Parties acknowledge and agree that, notwithstanding the forbearance and waiver arrangements set forth in Section 1 hereof, the Borrowers and the other Loan Parties shall continue to be obligated to deliver all financial statements, certificates, notices, valuations and other information required under the terms of the Loan Documents as set forth in the applicable Loan Document and any failure to deliver such financial statements, certificates, notices, valuations and other information as therein provided shall be an Event of Default under the Loan Agreement as provided therein.

(c)                                        Further Assurances.  Each Loan Party will, and will cause its Subsidiaries to, at any time or from time to time execute and deliver such further instruments, each in form and substance satisfactory to the Lender, and take such further action as the Lender may reasonably request, in each case further to effect the purposes of this Forbearance Agreement, the Loan Documents and all documents, agreements and instruments executed in connection therewith.

5.                                       Release.  In order to induce the Lender to enter into this Forbearance Agreement, each Loan Party acknowledges and agrees that, as of the date hereof: (a) such Loan Party does not have any claim or cause of action against the Lender (or any of its respective directors, officers, employees or agents); (b) such Loan Party does not have any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to the Lender; and (c) the Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties.  Each Loan Party unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Lender to such Loan Party, except the obligations to be performed by the Lender on or after the date hereof as expressly stated in this Forbearance Agreement, the Loan Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against the Lender or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

5.                                       Representations and Warranties.  Each Loan Party hereby represents and warrants to the Lender as follows:

(a)                                  Representations and Warranties in the Loan Agreement.  The representations and warranties of Loan Parties contained in the Loan Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the Forbearance Agreement Effective Date (as defined below) except for (a) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date, (b) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Loan Agreement or (c) representations or warranties which are no longer true as a result of the Payment Event of Default and the Specified Defaults.

(b)                                 Ratification, Etc.  Except as expressly modified hereby, the Loan Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Loan Agreement shall, together with this Forbearance Agreement, be read and construed as a single agreement.  All references in the Loan Agreement or any related agreement or instrument shall hereafter refer to the Loan Agreement as modified hereby.

(c)                                  Authority, Etc.  The execution and delivery by each of Loan Parties of this Forbearance Agreement and the performance by each of the Loan Parties of all of its agreements and obligations under the Loan Agreement, as modified hereby, are within each such Loan Party’s corporate authority and have been duly authorized by all necessary corporate action on the part of each such Loan Party.

(d)                                 Enforceability.  This Forbearance Agreement and the Loan Agreement, as modified hereby, constitute the legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

6.                                       Effectiveness of Forbearance Agreement.  The provisions of this Forbearance Agreement shall become effective upon the satisfaction of each of the following conditions (such date, the “Forbearance Agreement Effective Date”), in each case in a manner and in form and substance satisfactory to the Lender (unless otherwise agreed to in writing by the Lender):

(a)                                  This Forbearance Agreement shall have been duly executed and delivered by each of the Loan Parties and the Lender and shall be in full force and effect;

(b)                                 Lender’s receipt of evidence that the lenders under the BofA Credit Agreement and all other related loan documents have entered into similar waivers of the financial covenants under each such agreement and forbearance of their rights to exercise remedies to collect payment due under such agreements, substantially consistent with the provisions of this Agreement.

(c)                                  The representations and warranties of each of the Loan Parties in the Loan Documents and other Loan Documents shall be true and correct in all material respects as of the Forbearance Agreement Effective Date, except with respect to the occurrence of the Payment Event of Default and the Specified Defaults referred to herein and to the extent that any of such representations and warranties relate by their terms to a prior date they shall be true and correct in all material respects as of such prior date.

(d)                                 There shall have occurred no Default or Event of Default other than the Payment Event of Default and the Specified Defaults.

7.                                       No Other Amendments.  This Forbearance Agreement shall constitute one of the Loan Documents referred to in the Loan Agreement and any failure by any Loan Party to comply with the terms contained herein shall constitute an immediate Event of Default.  Except as expressly provided in this Forbearance Agreement, all of the terms and conditions of the Loan Agreement and other Loan Documents remain in full force and effect.

8.                                       Execution in Counterparts.  This Forbearance Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Forbearance Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

9.                                       Expenses.  Borrowers agree to reimburse Lender for all reasonable costs incurred by Lender in connection with this Agreement and the transactions contemplated hereby, including without limitation, the reasonable and documented costs of Lender’s counsel.  Nothing herein shall be deemed to waive or limit Borrowers’ obligation to reimburse and indemnify Lender as provided in Section 8.05 of the Loan Agreement.

10.                                 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH SHALL UNLESS OTHERWISE PROVIDED THEREIN IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

11.                                 THE LOAN PARTIES AND LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the undersigned have duly executed this Forbearance Agreement as of the date first set forth above.

BORROWERS:

AMOROS MARITIME CORP.

/s/ Tulio R. Prieto
By:	Tulio R. Prieto
Title:	Attorney in Fact

LANCASTER MARITIME CORP.

/s/ Tulio R. Prieto
By:	Tulio R. Prieto
Title:	Attorney in Fact

CHATHAM MARITIME CORP.

/s/ Tulio R. Prieto
By:	Tulio R. Prieto
Title:	Attorney in Fact

GUARANTORS:

TBSIL GUARANTOR:
TBS INTERNATIONAL LIMITED

/s/ Tulio R. Prieto
By:	Tulio R. Prieto
Title:	Attorney in Fact

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BERMUDA HOLDCO:
TBS HOLDINGS LIMITED, a Bermuda company

/s/ Tulio R. Prieto
By:	Tulio R. Prieto
Title:	Attorney in Fact

SHERWOOD:
SHERWOOD SHIPPING CORP.

/s/ Tulio R. Prieto
By:	Tulio R. Prieto
Title:	Attorney in Fact

PARENT GUARANTOR:
PRESENT WHEN THE COMMON SEAL OF
TBS INTERNATIONAL PUBLIC LIMITED COMPANY,
an Irish public limited company, was affixed hereto

/s/ Tulio R. Prieto
By:	Tulio R. Prieto
Title:	Attorney in Fact

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LENDER:
AIG COMMERCIAL EQUIPMENT FINANCE, INC.

/s/ Joe Gensor
By:	Joe Gensor
Title:	Vice President